Exhibit 10.5

ETRE REIT, LLC

2014 NON-MANAGEMENT DIRECTOR COMPENSATION PLAN

1.       PURPOSE. The Plan is intended to provide incentives to non-management directors of the Company, to encourage a proprietary interest in the Company, to encourage the non-management directors to remain in the service of the Company, to attract new directors with outstanding qualifications, and to afford additional incentive to non-management directors to increase their efforts in providing significant services to the Company and the Series. In furtherance thereof, the Plan permits awards of equity-based incentives to Directors of the Company.

2.       DEFINITIONS. As used in this Plan, the following definitions apply:

"Act" shall mean the Securities Act of 1933, as amended.

"Administrative Agent" shall mean ETRE Asset Management LLC, a Delaware limited liability company, together with its successors and assigns.

"Award Agreement" shall mean a written agreement evidencing a Grant pursuant to the Plan.

"Board" shall mean the Board of Directors of the Company and each Series.

"Cause" shall mean, with respect to a Director, unless otherwise provided in an applicable Award Agreement, a termination of service, based upon a finding by the Company, acting in good faith, after the occurrence of any of the following: (1) the Director is convicted or charged with a criminal offense; (2) the Director's intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument, financial instrument or currency; (3) the Director's dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company or any Series or the Director's engagement in conduct which is injurious to the Company or any Series, monetarily or otherwise; (4) the Director's intentional breach of any material provision of an Award Agreement or any other agreements of the Company or any Series; (5) the Director's material violation of any written policies adopted by the Company  governing the conduct of persons performing services on behalf of the Company or any Series or the Director's non-adherence to the Company's policies and procedures or other applicable Company compliance manuals; (6) the taking of or omission to take any action that has caused or substantially contributed to a material deterioration in the business or reputation of the Company or any Series, or that was otherwise materially disruptive of their business or affairs; provided, however, that the term Cause shall not include for this purpose any mistake of judgment made in good faith with respect to any transaction respecting an investment made by any Series; (7) the failure by the Director to devote a sufficient portion of time to performing services for the Company or any Series without the prior written consent of the Company, other than by reason of death or Disability; (8) the obtaining by the Director of any material improper personal benefit as a result of a breach by the Director of any covenant or agreement (including, without limitation, a breach by the Director of the Company's code of ethics or a material breach by the Director of other written policies furnished to the Director relating to personal investment transactions or of any covenant, agreement, representation or warranty contained in any limited liability company agreement); or (9) the Director's suspension or other disciplinary action against the Director by an applicable regulatory authority; provided, however, that if a failure, breach, violation or action or omission described in any of clauses (4) to (6) is capable of being cured, the Director has failed to do so after being given notice and a reasonable opportunity to cure. As used in this definition, "material" means more than de minimis.

"Change in Control" means unless otherwise provided in an Award Agreement the happening of any of the following:

(i)           any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Director, the Director and any "group" (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Director is a member), is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities or (B) the then outstanding Shares of all Series (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii)          any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii)         there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by "persons" (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided  that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation Committee of the Company or any subcommittee of the Board as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist of two or more persons who, at the time of their appointment, each qualified as a "Non-Employee Director" under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

"Common Shares" shall mean any common shares of any Series of the Company, either currently existing or designated hereafter pursuant to the Operating Agreement.

"Company" shall mean ETRE REIT, LLC, a Delaware series limited liability company.

"DER" shall mean a right awarded under Section 10 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Shares of a Series.

"Director" shall mean a Non-Management Director to whom Options, Restricted Shares, Phantom Shares, DERs, or other equity-based awards are granted hereunder.

"Disability" shall mean, unless otherwise provided by the Committee in the Director's Award Agreement, the occurrence of an event which would entitle the Director to the payment of disability income under an approved long-term disability income plan or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided  that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

"dividend" shall mean a distribution on or in respect of any Shares.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exercise Price" shall mean the price per Common Share, determined by the Board or the Committee, at which an Option may be exercised.

"Fair Market Value" shall mean the value of one Common Share of a Series, determined as follows:

(i)           If the Shares of such Series are then listed on a national stock exchange, the closing sales price per Share on the exchange on the date in question (or, if no such price is available for such date, for the last preceding date on which there was a sale of Shares on such exchange), as determined by the Committee.

(ii)          If the Shares of such Series are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices on the date in question for the Shares in such over-the-counter market (or, if no such average is available for such date, for the last preceding date on which there was a sale of Shares in such market), as determined by the Committee.

(iii)         If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares of such Series are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any "stock right" within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the "fair market value" of the Common Shares of such Series determined in accordance with the final regulations promulgated under Section 409A of the Code.

"Grant" shall mean the issuance of a Non-qualified Share Option, Restricted Share, Phantom Share, DER, or other equity-based grant as contemplated herein or any combination thereof as applicable to a Director. The Committee will determine the eligibility of Directors based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Company or a Series of such individuals' accomplishments and potential contribution to the success of the Company or a Series whether directly or through its subsidiaries.

"Non-Management Director" shall mean (a) (i) a member of the Board and (ii) with respect to a Series, any person who has been designated pursuant to the terms of the Operating Agreement as a specific director to be associated with such Series, in each case, that is (b) not an officer of (i) the Company or (ii) the Administrative Agent or its affiliates.

"Non-qualified Share Option" shall mean an Option not described in Section 422(b) of the Code.

"Operating Agreement" shall mean the First Amended and Restated Limited Liability Company Agreement of the Company, as it may be amended, modified, supplemented or restated from time to time.

"Option" shall mean a Non-qualified Share Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares of a Series determined by the Committee.

"Optionee" shall mean any Director to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

 "Performance Goals" has the meaning set forth in Section 12.

"Phantom Share" shall mean a right, pursuant to the Plan, of the Director to payment of the Phantom Share Value.

"Phantom Share Value", per Phantom Share, shall mean the Fair Market Value of a Share of the applicable Series or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

"Plan" shall mean the Company's 2014 Non-Management Director Compensation Plan, as set forth herein, and as the same may from time to time be amended.

 "Purchase Price" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

"Restricted Share" shall mean an award of Shares of a Series that are subject to restrictions hereunder.

"Series" shall mean a series of the Company, either currently existing or designated hereafter pursuant to the Operating Agreement.

"Shares" shall mean Common Shares of the Company, adjusted in accordance with Section 14 of the Plan (if applicable).

"Subsidiary" shall mean any corporation, partnership, limited liability company or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company, any Series or by another subsidiary.

"Successors of the Optionee" shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

"Termination of Service" shall mean the time when the directorship between the Director and the Company and/or the Series is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement. The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Director is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).

3.       EFFECTIVE DATE. The effective date of the Plan is ____, 2014. The Plan shall not become effective unless and until it is approved on or prior to the effective date by the requisite percentage of the holders of the Common Shares of the Company then outstanding. The Plan shall terminate on, and no award shall be granted hereunder on or after, the one-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

4.       ADMINISTRATION.

(a)          Membership on Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes or the Board otherwise so elects, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)          Committee Meetings. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

(c)          Grant of Awards.

(i)           The Committee shall from time to time at its discretion select the Directors who are to be issued Grants and determine the number and type of Grants to be issued under any Award Agreement to a Director. In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate. The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate, determine the extent, if any, to which Options, Phantom Shares, Shares (whether or not Restricted Shares), DERs or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee shall also cause each Option to be designated a Non-qualified Share Option. The Director shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Director pursuant to the express provisions of the Plan and the Award Agreement. DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter. The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Directors and other persons to the maximum extent permitted by law. Without limiting the generality of Section 23, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii)          Notwithstanding clause (i) of this Section 4(c), unless otherwise required by law or exchange listing rules, any award under the Plan to a Director who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Company who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

(d)          Awards.

(i)           Agreements. Grants to Directors shall be evidenced by written Award Agreements in such form as the Committee shall from time to time determine (which Award Agreements need not be in the same form as any other Award Agreement evidencing Grants under the Plan and need not contain terms and conditions identical to those applicable to any other Grant under the Plan or to those applicable to any other Directors). Such Award Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii)          Number of Shares and Specification of Series. Each Grant issued to a Director shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 14 hereof.  Each Grant issued to a Director shall state the Series to which it pertains.

(iii)         Grants. Subject to the terms and conditions of the Plan and consistent with the Company's intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(1)       to determine from time to time the Grants to be issued to Directors under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2)       to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Award Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company, the Series and the Directors;

(3)       to amend any outstanding Grant, subject to Section 16, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, if applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate;

(4)       to determine the circumstances, if any, upon which an award made under the Plan shall be subject to forfeiture in whole or in part as a result of a breach by the Director of a provision or covenant to which the Director is subject; and

(5)       generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

(iv)         Any Grant awarded after the effective date of this Plan is subject to mandatory repayment by the Director to the Company and/or the applicable Series to the extent the Director is or in the future becomes subject to any Company and/or Series "clawback" or recoupment policy or as otherwise required by applicable law.

5.       PARTICIPATION.

(a)          Eligibility. Only Directors shall be eligible to receive Grants under the Plan.

(b)          Limitation of Ownership. No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% of the outstanding Common Shares of a Series of the Company, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

(c)          Share Ownership. For purposes of Section 5(b) above, in determining share ownership a Director shall be considered as owning the shares owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Shares with respect to which any person holds an Option shall be considered to be owned by such person.

(d)          Outstanding Shares. For purposes of Section 5(b) above, "outstanding Common Shares of a Series" shall include all shares actually issued and outstanding immediately after the issue of the Grant to the Director. With respect to the share ownership of any Director, "outstanding Common Shares of a Series" shall include shares authorized for issue under outstanding Options held by such Director, but not options held by any other person.

6.       SHARES. Subject to adjustments pursuant to Section 14, no Grant may cause the total number of Common Shares subject to all outstanding awards to exceed 0.25% of the issued and outstanding Common Shares of all Series on a fully diluted basis (assuming, if applicable, the exercise of all outstanding Options and the conversion of all warrants and convertible securities into Common Shares).  Notwithstanding the first sentence of this Section 6, (i) Shares that have been granted as Restricted Shares or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan; and (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option, may be the subject of the issue of further Grants. Common Shares issued hereunder may consist, at the applicable time, in whole or in part, of authorized and unissued shares, treasury shares or previously issued Shares under the Plan. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate. Shares subject to DERs, other than DERs based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of this Section 6. Notwithstanding the limitations above in this Section 6, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6.

7.       TERMS AND CONDITIONS OF OPTIONS.

(a)          Each Award Agreement with a Director shall state the Exercise Price. The Exercise Price for any Option shall not be less than the Fair Market Value of a Share of the applicable Series on the date of Grant.

(b)          Medium and Time of Payment. Except as may otherwise be provided below, the Purchase Price for each Option granted to a Director shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it and/or the applicable Series is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, a Director may be required to make arrangements satisfactory to the Company to enable it and/or the applicable Series to satisfy such withholding requirements in accordance with Section 20.  If the applicable Award Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following, taking into account the desired accounting treatment and compliance with applicable law:

(i)           by a certified or bank cashier's check;

(ii)          by the surrender of Common Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Common Shares, as long as the sum of the cash so paid and the Fair Market Value of the Common Shares so surrendered equals the Purchase Price;

(iii)         by reduction of the Shares issuable upon exercise of the Option;

(iv)         by cancellation of indebtedness owed by the applicable Series to the Director;

(v)          subject to Section 16(e), by broker-assisted cashless exercise using a broker reasonably acceptable to the Company, pursuant to which the Director delivers to the Company, on or prior to the exercise date, the Director's instruction directing and obligating the broker to (a) sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and (b) remit to the Company a sufficient portion of the sale proceeds to pay the aggregate purchase price, no later than the third trading day after the exercise date;

(vi)         subject to Section 16(e), by a loan or extension of credit from the applicable Series evidenced by a full recourse promissory note executed by the Director. The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Director pledge his or her Shares to the applicable Series for the purpose of securing the payment of such note, and in no event shall the share certificate(s) representing such Shares be released to the Director until such note shall have been paid in full); or

(vii)        by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Shares as payment upon exercise of an Option. Any fractional Common Shares resulting from a Director's election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

(c)          Term and Nontransferability of Grants and Options.

(i)           Each Option under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the restrictions set forth in clauses (ii) through (v) below.

(ii)          No Option shall be exercisable except by the Director or a transferee permitted hereunder.

(iii)         No Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Director is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation and (ii) is otherwise appropriate and desirable.

(iv)         No Option shall be exercisable until such time as set forth in the applicable Award Agreement (but in no event after the expiration of such Grant).

(v)          No modification of an Option shall, without the consent of the Optionee or as required by applicable law or regulation or to meet the requirements of any accounting standard or to correct an administrative error, materially impair the rights of an Optionee under any Option previously granted.

(d)          Termination of Service, other than by Death, Disability, or for Cause. Unless otherwise provided in the applicable Award Agreement, upon any Termination of Service for any reason other than his or her death or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within 90 days after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited; provided, however, that, unless otherwise provided in the applicable Award Agreement, if there occurs a Termination of Service for Cause, any Option not exercised in full prior to such termination shall be canceled.

(e)          Death of Optionee. Unless otherwise provided in the applicable Award Agreement, if the Optionee of an Option dies while a Director or within 90 days after any Termination of Service other than for Cause, and has not fully exercised the Option, subject to the restrictions of Section 4(c) above, the Option may be exercised at any time within 12 months after the Optionee's death (or 12 months after the Optionee's Termination of Service, if sooner) by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited.

(f)           Disability of Optionee. Unless otherwise provided in the Award Agreement, upon any Termination of Service for reason of his or her Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise the Option at any time within 12 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited.

(g)          Rights as a Shareholder. An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a shareholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a share certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 14.

(h)          Modification, Extension and Renewal of Option. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor (but not including repricings, in the absence of shareholder approval). The Committee may modify, extend or renew any Option granted to any Director, taking into consideration Rule 16b-3 under the Exchange Act and Section 409A of the Code. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

(i)           Stock Appreciation Rights. The Committee, in its discretion, may (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate), also permit the Optionee to elect to exercise an Option by receiving Shares, cash or a combination thereof, in the discretion of the Committee and as may be set forth in the applicable Award Agreement, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Purchase Price, as determined as of the day the Option is exercised.

(j)           Deferral. The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which Optionees will have Phantom Shares subject to Section 9 credited upon their exercise of Options, rather than receiving Shares at that time.

(k)          Other Provisions. The Award Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

8.       PROVISIONS APPLICABLE TO RESTRICTED SHARES.

(a)          Vesting Periods. In connection with the grant of Restricted Shares, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the Restricted Shares granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Award Agreement. Subject to the provisions of this Section 8, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Shares shall lapse if the Director satisfies all applicable service requirements through the end of the applicable vesting period.

(b)          Grant of Restricted Shares. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Shares to Directors; (ii) provide a specified purchase price for the Restricted Shares (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Shares and (iv) determine or impose other conditions to the grant of Restricted Shares under the Plan as it may deem appropriate.

(c)          Certificates.

(i)           Each Director granted Restricted Shares may be issued a share certificate in respect of Shares of Restricted Shares awarded under the Plan. Any such certificate shall be registered in the name of the Director. Without limiting the generality of Section 6, in addition to any legend that might otherwise be required by the Board or the Company's Operating Agreement, bylaws or other applicable documents, the certificates for Restricted Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE ETRE REIT, LLC 2014 NON-MANAGEMENT DIRECTOR COMPENSATION PLAN, AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ETRE REIT, LLC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF ETRE REIT, LLC, 44 WALL STREET, NEW YORK, NY 10005.

(ii)          The Committee may require that any share certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Shares, the Director shall have delivered a stock power, endorsed in blank, relating to the shares covered by such Grant. If and when such restrictions so lapse, the share certificates shall be delivered by the Company to the Director or his or her designee as provided in Section 8(d).

(iii)         For purposes of clarity, nothing contained in the Plan shall preclude the use of non-certficated evidence of ownership that the Committee determines to be appropriate, including book entry.

(d)          Restrictions and Conditions. Unless otherwise provided by the Committee in an Award Agreement, the Restricted Shares awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)           Subject to the provisions of the Plan and the applicable Award Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Director shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Restricted Shares awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Award Agreement, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)          Except as provided in the foregoing clause (i), or in Section 14, the Director shall have, in respect of the Restricted Shares, all of the rights of a shareholder of such Shares of the Company, including the right to vote the Shares and receive dividends. Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Director or his or her designee (or where permitted, transferee) promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Restricted Shares.

(iii)         Termination of service. Unless otherwise provided in the applicable Award Agreement, if the Director has a Termination of Service for any reason, then (A) all Restricted Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Director, and (B) the applicable Series shall pay to the Director as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Director, if any, for such forfeited Restricted Shares as contemplated by Section 8(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Shares.

9.       PROVISIONS APPLICABLE TO PHANTOM SHARES.

(a)          Grant of Phantom Shares. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the Granting of Phantom Shares to Directors and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

(b)          Term. The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

(c)          Vesting.

(i)           Subject to the provisions of the applicable Award Agreement and Section 9(c)(ii), Phantom Shares shall vest as provided in the applicable Award Agreement.

(ii)          Unless otherwise determined by the Committee in an applicable Award Agreement, in the event that a Director has a Termination of Service, any and all of the Director's Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and the Director's vested Phantom Shares shall be settled as set forth in Section 9(d).

(d)          Settlement of Phantom Shares.

(i)           Except as otherwise provided by the Committee, each vested and outstanding Phantom Share shall be settled by the transfer to the Director of one Share of the applicable Series; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Director in accordance with procedures established by the Committee (if any) or (C) in cash or by transfer of Shares as elected by the Company and the applicable Series.

(ii)          Each Phantom Share shall be settled with a single-sum payment by the applicable Series; provided, however, that, with respect to Phantom Shares of a Director which have a common Settlement Date (as defined below), the Committee may permit the Director to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years.

(iii)         (1)        Except as otherwise provided by the Committee, the settlement date with respect to a Director is the first day of the month to follow the Director's Termination of Service ("Settlement Date").

(2)       Notwithstanding Section 9(d)(iii)(1), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value of the applicable Shares to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(3)       Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 9(d)(iii), is the date of the Director's death.

(iv)         Notwithstanding any other provision of the Plan (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate), a Director may receive any amounts to be paid in installments as provided in Section 9(d)(ii) or deferred by the Director as provided in Section 9(d)(iii) in the event of an Unforeseeable Emergency. For these purposes, an "Unforeseeable Emergency" shall have the meaning provided in Section 409A of the Code and the regulations thereunder, as determined by the Committee in its sole discretion, provided  that such Unforeseeable Emergency must cause a severe financial hardship to the Director resulting from (x) a sudden and unexpected illness or accident of the Director or "dependent," as defined in Section 152(a) of the Code, of the Director, (y) loss of the Director's property due to casualty, or (z) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(1)       through reimbursement or compensation by insurance or otherwise;

(2)       by liquidation of the Director's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(3)       by future cessation of the making of additional deferrals with respect to Phantom Shares.

Without limitation, the need to send a Director's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

(e)          Other Phantom Share Provisions.

(i)           Except as permitted by the Committee, rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(ii)          A Director may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Director's death, payments hereunder shall be made to the Director's estate. If a Director with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 9(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Director's beneficiary or estate, as applicable.

(iii)         The Committee may (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 9. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Directors may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iv)         Notwithstanding any other provision of this Section 9, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(v)          No Phantom Share shall give any Director any rights with respect to Shares or any ownership interest in the Company associated with any Series. Except as may be provided in accordance with Section 10, no provision of the Plan shall be interpreted to confer upon any Director of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

(f)           Claims Procedures.

(i)           The Director, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(1)       approve the claim and take appropriate steps for satisfaction of the claim; or

(2)       if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 9(f) as the provision setting forth the claims procedure under the Plan.

(ii)          The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant's claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

10.     PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

(a)          Grant of DERs. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of DERs to Directors based on the dividends declared on Common Shares of a Series, to be credited as of the dividend payment dates, during a specified period determined by the Committee, which may be, for example, between the date a Grant is issued or vests, and the date such Grant is exercised, vests or expires. Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee.  If a DER is granted in respect of another Grant hereunder, then, unless otherwise stated in the Award Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable.

(b)          Certain Terms.

(i)           The term of a DER shall be set by the Committee in its discretion.

(ii)          Payment of the amount determined in accordance with Section 10(a) shall be in cash, in Common Shares or a combination of the both, as determined by the Committee at the time of grant.

(c)          Other Types of DERs. The Committee may establish a program under which DERs of a type whether or not described in the foregoing provisions of this Section 10 may be granted to Directors. For example, without limitation, the Committee may grant a DER in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 10(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

(d)          Deferral.

(i)           The Committee may (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) establish a program under which Directors (i) will have Phantom Shares credited, subject to the terms of Sections 9(d) and 9(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.

(ii)          The Committee may establish a program under which distributions with respect to DERs may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Directors may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

11.     OTHER EQUITY-BASED AWARDS. The Board shall have the right to grant other awards based upon the Common Shares of a Series having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares of a Series based upon certain conditions, the grant of securities convertible into Common Shares of a Series, and the grant of restricted stock units.

12.       PERFORMANCE GOALS. The Committee, in its discretion, may grant performance-based grants ("Performance-Based Grants") and (i) establish one or more performance goals ("Performance Goals") as a precondition to the issuance or vesting of Grants, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Grants to those Directors (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals may be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full.

13.       TERM OF PLAN. Grants may be granted pursuant to the Plan until the expiration of one year from the effective date of the Plan.

14.       RECAPITALIZATION AND CHANGES OF CONTROL.

(a)          Subject to any required action by shareholders and to the specific provisions of Section 15, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company or a transaction similar thereto, (ii) any share dividend, share split, reverse share split, share combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Shares of a Series other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(i)           the maximum aggregate number of Shares which may be made subject to Options and DERs under the Plan, the maximum aggregate number and kind of Restricted Shares that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan shall be appropriately adjusted by the Committee in its discretion; and

(ii)          the Committee shall take any such action as in its discretion shall be necessary to maintain each Directors' rights hereunder (including under their applicable Award Agreements) so that they are, in their respective Options, Phantom Shares and DERs (and, as appropriate, other Grants under Section 11), substantially proportionate to the rights existing in such Options, Phantom Shares and DERs (and other Grants under Section 11) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and DERs (and other Grants under Section 11) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and DERs (and other Grants under Section 11, as applicable, (C) the Exercise Price, Purchase Price and Phantom Share Value, and (D) performance-based criteria established in connection with Grants; provided  that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Grants, the number of Shares (or units) available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

(b)          Any Shares or other securities distributed to a Director with respect to Restricted Shares or otherwise issued in substitution of Restricted Shares pursuant to this Section 14 shall be subject to the applicable restrictions and requirements imposed by Section 8, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 8(c)(i).

(c)          If the Company shall be consolidated or merged with a corporation or other entity, each Director who has received Restricted Shares that is then subject to restrictions imposed by Section 8(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Director is entitled to receive by reason of ownership of Restricted Shares in a manner consistent with Section 8(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 8(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 8(c)(i).

(d)          The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Director without the need for any amendment to the Plan.

(e)          Subject to any required action by shareholders, if the Company is the surviving company in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled. Subject to the terms of any applicable Award Agreement, in the event of a merger or consolidation in which the Company is not the surviving company, the date of exercisability of each outstanding Option and settling of each Phantom Share or, as applicable, other Grant under Section 11 (in each case whether or not vested), shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

(f)           To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

(g)          Except as expressly provided in this Section 14, a Director shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

(h)          Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

(i)           Upon the occurrence of a Change in Control:

(i)           The Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock other than shares of the Company as the stock optioned hereunder, and the acceleration of the exercisability or vesting of awards granted under the Plan, cancellation of any Options or stock appreciation rights in return for payment equal to the Fair Market Value of Shares subject to an Option or stock appreciation right as of the date of the Change in Control less the Exercise Price applicable thereto (which amount may be zero) and settling of each vested Phantom Share or, as applicable, other Grant under Section 11 (in each case whether or not vested)), if any, provided  that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Director as determined at the time of the adjustments.

(ii)          Notwithstanding the provisions of Section 9, the Settlement Date for Phantom Shares shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Director hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Director elects otherwise in accordance with procedures established by the Committee.

15.       EFFECT OF CERTAIN TRANSACTIONS. In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 14. In the event of such termination, all outstanding Options and Grants shall be exercisable to the extent then vested (taking into account any accelerated vesting provided by the Committee) for at least ten days prior to the date of such termination.

16.       SECURITIES LAW REQUIREMENTS.

(a)          Legality of Issuance. The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)           the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)          the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii)         each grant of Options, Restricted Shares, Phantom Shares (or issuance of Shares in respect thereof), DERs (or issuance of Shares in respect thereof), or other Grant under Section 11 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Restricted Shares, Phantom Shares, DERs, other Grants or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Shares or other Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(b)          Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on share certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Director shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 16 shall be conclusive and binding on all persons. Without limiting the generality of Section 6, share certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

"THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

(c)          Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

(d)          Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a share certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall, with the permission of the Committee, be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

(e)          Certain Loans. Notwithstanding any other provision of the Plan, the Company and the Series shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

17.       COMPLIANCE WITH SECTION 409A OF THE CODE.

(a)          Any Award Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(b)          Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto. Nothing contained herein is intended to provide assurances or an indemnity to any Director regarding his personal tax treatment.

(c)          Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Termination of Service, such amount or benefit will not be payable or distributable to the Director, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Termination of Service meets the description or definition of "separation from service" in Section 409A of the Code.  This provision does not prohibit the vesting of any Award upon a Termination of Service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Termination of Service.

   (d)        Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Termination of Service during a period in which the Director is a "specified employee" (as defined in Section 409A of the Code), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):  (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Termination of Service will be accumulated through and paid or provided on the first day of the seventh month following the Termination of Service (or, if the Director dies during such period, within 30 days after the Director's death); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of such delay period.

   (e)        If, pursuant to an Award, a Director is entitled to a series of installment payments, such Director's right to the "series of installment payments" (as described in Treas. Reg. Section 1.409A-2(b)(2)(iii)) shall be treated as a right to a series of separate payments and not to a single payment.

18.       AMENDMENT OF THE PLAN.  The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, taking into account applicable laws, regulations, exchange and accounting rules. The Board may otherwise amend the Plan as it shall deem advisable, except that no amendment may materially impair the rights of a Director under an award previously granted without the Director's consent, unless effected to comply with applicable law or regulation or to meet the requirements of any accounting standard or to correct an administrative error.

19.       APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Shares pursuant to the exercise of an Option, the sale of Restricted Shares or in connection with other Grants under the Plan will be used for general corporate purposes.

20.       TAX WITHHOLDING. Each Director shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Director for federal income tax purposes, pay to the Company and/or the applicable Series, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. To the extent permitted by the Committee from time to time, a Director may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company and/or the applicable Series to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value thereof as of the date withholding is effected that would satisfy the withholding amount due or (ii) transferring to the Company and/or the applicable Series Shares owned by the Director with a Fair Market Value equal to the amount of the required withholding tax. Notwithstanding anything contained in the Plan to the contrary, the Director's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's and/or the applicable Series' obligation as may otherwise by provided hereunder to provide Shares to the Director, and the failure of the Director to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

21.       NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Director, shall be delivered personally or mailed to the Director at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 21.

22.       RIGHTS TO EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the service of the Company or a Series or interfere in any way with the right of the Company, the Series and the members of the Company to terminate the individual's service at any time.

23.       EXCULPATION AND INDEMNIFICATION. To the maximum extent permitted by law, the Company and the Series shall indemnify and hold harmless the members of the Board and the members of the Committee, in each case as constituted from time to time, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

24.       NO FUND CREATED. Any and all payments hereunder to any Director under the Plan shall be made from the general funds of the applicable Series, no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 24 any accounts established to facilitate the implementation of Section 9(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its or the Series' obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company and the Series under the Plan are unsecured and constitute a mere promise by the Company and the Series to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company or a Series, such right shall be no greater than the right of a general unsecured creditor of the Company or such Series. Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Director under the Plan, and each Director's right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

25.       NO FIDUCIARY RELATIONSHIP. Nothing contained in the Plan (including without limitation Section 9(e)(iii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Series, or the officers of the Company and/or associated with a Series or the Committee, on the one hand, and the Director, the Company, the Series or any other person or entity, on the other.

26.       CAPTIONS. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

27.       GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY THE LAWS OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

28.     REGIONAL VARIATION. The Committee reserves the right to authorize the establishment of, and to grant Awards pursuant to, annexes, sub-plans or other supplementary documentation as the Committee deems appropriate in light of local law, rules and customs.

29.     INVALIDITY OF PROVISIONS. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

EXHIBIT A

PERFORMANCE CRITERIA

Performance Based Grants may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

"Performance Criteria" means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Series or any division or operating unit thereof:

 i)           pre-tax income,

ii)           after-tax income,

iii)          net income (meaning net income as reflected in the Company's or the Series' financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

iv)          operating income or profit,

v)           cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

vi)          earnings per share (basic or diluted),

vii)         return on equity,

viii)        returns on sales or revenues,

ix)          return on invested capital or assets (gross or net),

x)           cash, funds or earnings available for distribution,

xi)          appreciation in the fair market value of the Common Shares of a Series,

xii)         operating expenses,

xiii)        implementation or completion of critical projects or processes,

xiv)        return on investment,

xv)         total return to shareholders associated with a Series (meaning the aggregate Common Share price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

xvi)        net earnings growth,

xvii)       stock appreciation (meaning an increase in the price or value of the Common Shares of a Series after the date of grant of an award and during the applicable period),

xviii)      related return ratios,

xix)        increase in revenues,

xx)                     the Company's or a Series' published ranking against its peer group of real estate investment trusts based on total shareholder return,

xxi)        net earnings,

xxii)       changes (or the absence of changes) in the per share or aggregate market price of the Common Shares of a Series,

xxiii)      number of securities sold,

xxiv)      earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company's or a Series' financial reports for the applicable period,

xxv)       total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company's or a Series' financial reports for the applicable period),

xxvi)      economic value created,

xxvii)     operating margin or profit margin,

xxviii)    cost targets, reductions and savings, productivity and efficiencies,

xxix)      strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

xxx)                   objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

xxxi)      any combination of, or a specified increase or improvement in, any of the foregoing.

 Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Series, or a division or operating unit thereof, or may be applied to the performance of the Company or a Series relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

Except as otherwise expressly provided, all financial terms are used as defined under U.S. Generally Accepted Accounting Principles ("GAAP") and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.

Unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company or a Series, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or a Series or the financial statements of the Company or such Series and may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company or a Series during the fiscal year.